UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 10, 2016

Station Casinos LLC (Exact name of registrant as specified in its charter)	Red Rock Resorts, Inc. (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-54193 (Commission File Number)	27-3312261 (IRS Employer Identification No.)	Delaware (State or other jurisdiction of incorporation)	001-37754 (Commission File Number)	47-5081182 (IRS Employer Identification No.)

1505 South Pavilion Center Drive, Las Vegas, Nevada 89135

(Address of principal executive offices)

Registrant’s telephone number, including area code: (702) 495-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry Into a Material Definitive Agreement

On May 10, 2016, Red Rock Resorts, Inc. (“RRR”) announced that Station Casinos LLC (“Station”) entered into a definitive agreement (the “Purchase Agreement”) with FP VoteCo, L.L.C. and FP ParentCo, L.P. (“Sellers”) to acquire the outstanding limited liability company interests and partnership interests of Fiesta ParentCo, L.L.C, FP HoldCo, L.L.C., and FP Holdings, L.P. (collectively, the “Purchased Companies”), the owner and operator of Palms Casino Resort (“Palms”), located in Las Vegas, Nevada (the “Acquisition”). Following the Acquisition, each of FP Holdings, L.P, (“FP Holdings”) Fiesta ParentCo, L.L.C. and FP HoldCo, L.L.C will be a wholly-owned subsidiary of Station.

Upon the terms and subject to the conditions of the Purchase Agreement, Station will acquire the Purchased Companies for cash consideration of $312.5 million, subject to a working capital adjustment and subject to increase in the amount of FP Holdings’ cash on hand at closing and decrease for indebtedness outstanding at the closing of the Acquisition and expenses incurred by FP Holdings in connection with the Acquisition. In addition, a portion of the purchase price will be deposited in an escrow account to fund obligations of FP Holdings with respect to certain specified matters.

The Purchase Agreement contains customary representations, warranties, covenants and termination rights. The completion of the Acquisition is subject to customary conditions and the receipt of all required regulatory approvals, including, among others, approval by the Nevada Gaming Commission and expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended. Subject to the satisfaction or waiver of conditions in the Purchase Agreement, Station currently expects the transaction to close during the third quarter of 2016.

Item 7.01.                                        Regulation FD Disclosure.

On May 10, 2016 the Company issued a press release announcing the Acquisition. The Company will discuss the Acquisition during its scheduled first quarter 2016 earnings conference call on Thursday, May 12 at 4:30 p.m. ET. The press release is attached hereto as Exhibit 99.1 and is incorporated herein in their entirety by reference.

The information furnished in this Item 7.01, including the press release attached hereto as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.                                        Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit Number	Description
99.1	Press Release.

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Important Information Regarding Forward-Looking Statements

This current report on Form 8-K contains “forward-looking” statements and “safe harbor statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and/or uncertainties, including without limitation statements regarding the transactions contemplated by the agreement to acquire the Purchased Companies, the registrants’ expectations regarding the timing of closing, the potential benefits to be achieved from the Acquisition, including EBITDA expectations, expectations regarding the Palms being free cash flow positive and accretive to registrants’ earnings, expected cost synergies, and statements or assumptions underlying any of the foregoing. These forward-looking statements are based upon our current beliefs and expectations and involve certain risks and uncertainties, including without limitation the possibility that the transaction does not close on the expected terms (or at all), the posssiblity that we are unable to successfully integrate the Palms with registrants’ existing operations, or realize the expected synergies, the possibility the Palms will be not be free cash flow positive or accretive to our earnings as anticipated. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on historical information available at the time the statements are made and are based on management’s reasonable belief or expectations with respect to future events, and are subject to risks and uncertainties, many of which are beyond the registrants’ control, that could cause actual performance or results to differ materially from the belief or expectations expressed in or suggested by the forward-looking statements. Forward-looking statements speak only as of the date on which they are made and the registrants undertake no obligation to update any forward-looking statement to reflect future events, developments or otherwise, except as may be required by applicable law. Investors are referred to the RRR’s registration statement for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 10, 2016

Station Casinos LLC		Red Rock Resorts, Inc.

By:	/s/ Marc J. Falcone	By:	/s/ Marc J. Falcone
	Marc J. Falcone Executive Vice President, Chief Financial Officer and Treasurer		Marc J. Falcone Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release.